Exhibit 5

                          [Letterhead of ServiceMaster]


                                  July 23, 1998


The ServiceMaster Company
One ServiceMaster Way
Downers Grove, Illinois  60515-1700


              Re: Acquisition Shelf
                  Registration of Common Stock
                  On Form S-1 Under the Securities Act of 1933


     I am Senior Vice President and General Counsel of The ServiceMaster Company, a Delaware corporation (the "Company"). In that capacity, I have participated in the preparation of, and I am familiar with the contents of the Registration Statement on Form S-1 of the Company (the "Registration Statement"), which is to be filed with the Securities and Exchange Commission on or about the date of this letter, to register under the Securities Act of 1933 (the "Securities Act") an aggregate of 3.5 million shares of common stock, par value $.01 per share (the "Acquisition Shares") to be issued by the Company which may be used by the Company or its subsidiaries to make acquisitions. The term "acquisitions" as used in this letter means: acquisitions by the Company or any of its subsidiaries of businesses (whether structured as purchases of property employed in the acquired business, acquisitions of stock or other interests representing ownership interests in the acquired business, mergers or in some other permissible manner) or to satisfy obligations arising out of convertible debt, warrants or other convertible or option-like securities delivered in connection with any such acquisitions or other transactions described in the prospectus included in the Registration Statement as initially filed.

     I have reviewed the resolutions adopted by the Company's Board of Directors (the "Board") on March 20, 1998 relating to the subject registration (the "Registration Resolutions"). I have also reviewed such other records and documents as I have deemed necessary in order to enable me to express the opinions stated herein.

     On the basis of the foregoing and subject to the limitations and assumptions identified in this letter, I am of the opinion that when delivered at the direction of the Company to satisfy the obligations of the Company or one of its subsidiaries in connection with future Acquisitions, the Acquisition Shares so delivered will be duly authorized, validly issued, fully paid and nonassessible.

     For purposes of this letter, I have assumed that: (i) the Registration Statement will become effective under the Securities Act before any Acquisition Shares covered by the Registration Statement are sold ; (ii) the terms governing the issuance and/or delivery of the Acquisition Shares in connection with any particular acquisition will be approved by the Board or by persons to whom the Board effectively delegates authority to approve such issuance and/or delivery;
(iii) the certificates used to represent the Acquisition Shares will comply as to form with the By-laws of the Company, the General Corporation Law of the State of Delaware and applicable resolutions adopted by the Board and will bear all necessary signatures and authentications, and (iii) the Company will receive the consideration for the Acquisition Shares prescribed in the relevant authorizations for the delivery of those shares and such consideration will be in excess of one cent per share. I have also made other assumptions which I believe to be appropriate for purposes of this letter.

     My advice on every legal issue addressed in this letter is based exclusively on the Delaware General Corporation Law and the federal law of the United States.

The ServiceMaster Company
July 23, 1998
Page 2

     I hereby consent to the inclusion of this letter as an exhibit to the Registration Statement and to the reference in each prospectus filed in connection with the Registration Statement to my having issued the opinions expressed herein.

                               Very truly yours,

                               /s/ Vernon T. Squires


                               Vernon T. Squires


                                                          -8-